                                                                    EXHIBIT 1.1

                         2,000,000 Trust Preferred Securities

                                 WPSR CAPITAL TRUST I
                                  (a Delaware Trust)

                           ____% Trust Preferred Securities
               (Liquidation Amount of $25 Per Trust Preferred Security)


                                UNDERWRITING AGREEMENT


                                  ____________, 1998



A.G. Edwards & Sons, Inc.
Robert W. Baird & Co. Incorporated
Legg Mason Wood Walker, Incorporated
   c/o A.G. Edwards & Sons, Inc.
One North Jefferson Avenue
St. Louis, Missouri 63103

Ladies and Gentlemen:

                WPSR Capital Trust I (the "Trust"), a statutory business trust organized under the Business Trust Act of the State of Delaware (the "Delaware Act"), and WPS Resources Corporation, a Wisconsin corporation (the "Company" and, together with the Trust, the "Offerors") confirm their agreement (the "Agreement") with A.G. Edwards & Sons, Inc. ("A.G. Edwards"), Robert W. Baird & Co. Incorporated, and Legg Mason Wood Walker, Incorporated, as underwriters (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of ____% Trust Preferred Securities (liquidation amount of $25 per preferred security) of the Trust (the "Trust Preferred Securities") set forth in Schedule A hereto. The Trust Preferred Securities are more fully described in the Prospectus (as defined below).

                The Trust Preferred Securities will be guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and amounts payable upon liquidation or redemption (the "Preferred Securities Guarantee") pursuant to the Trust Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement"), to be dated as of the Closing Date (as defined below), executed and delivered by the Company and State Street Bank and Trust Company, as trustee (the "Guarantee Trustee"), for the benefit of the holders from time to time of the Trust Preferred Securities, and will be entitled to the benefits of certain backup undertakings described in the Prospectus with respect to the Company's agreement pursuant to the Supplemental Indenture (as defined below) to pay all expenses relating to the administration of the Trust. The Offerors each understand that the Underwriters propose to make a public offering of the Trust Preferred Securities as soon as they deem advisable after this Agreement has been executed and delivered, and the Declaration (as defined below), the Indenture (as

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defined below), and the Preferred Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds from the sale of the Trust Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities") and will be used by the Trust to purchase $51,500,000 of ____% Junior Subordinated Deferrable Interest Debentures due ______ (the "Subordinated Debentures") issued by the Company. The Trust Common Securities have been guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and amounts payable upon liquidation or redemption (the "Common Securities Guarantee" and, together with the "Preferred Securities Guarantee," the "Guarantees") pursuant to a Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the "Preferred Securities Guarantee Agreement," the "Guarantee Agreements"), to be dated as of the Closing Date, executed and delivered by the Company for the benefit of the holders from time to time of the Trust Common Securities.

                The Trust Preferred Securities and Trust Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust of the Trust, to be dated as of the Closing Date (the "Declaration"), among the Company, as sponsor, State Street Bank and Trust Company, as property trustee (the "Property Trustee"), First Union Trust Company, National Association, as Delaware trustee (the "Delaware Trustee"), and Daniel P. Bittner and Ralph G. Baeten, as administrative trustees (the "Administrative Trustees" and, together with the Property Trustee and the Delaware Trustee, the "Trustees"), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust. The Subordinated Debentures will be issued pursuant to an indenture, to be dated as of the Closing Date (the "Base Indenture"), between the Company and State Street Bank and Trust Company, as trustee (the "Debt Trustee"), and a supplement to the Base Indenture, to be dated as of the Closing Date (the "Supplemental Indenture," and, together with the Base Indenture and any other amendments or supplements thereto, the "Indenture") between the Company and the Debt Trustee. The Trust Preferred Securities, the Preferred Securities Guarantee, and the Subordinated Debentures are hereinafter collectively referred to as the "Securities."

                The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-_________) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after the execution and delivery of this Agreement, the Offerors will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information, is herein called the "Registration Statement." The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the "Prospectus." For purposes of this Agreement, all

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references to the Registration Statement, any preliminary prospectus, the
Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

                All references in this Agreement to financial statements and schedules and other information which is "contained,""included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

        SECTION 1.       REPRESENTATIONS AND WARRANTIES.

                (a) REPRESENTATIONS AND WARRANTIES BY THE OFFERORS. The Offerors jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof and agree with each Underwriter as follows.

                (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. Each of the Offerors meets the requirements for use of Form S-3 under the 1933 Act and the 1933 Act Regulations. The Registration Statement has become effective under the 1933 Act, and no stop order suspending the effectiveness of such Registration Statement has been issued under the 1933 Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Offerors, threatened by the Commission. The Offerors have complied with any request on the part of the Commission for additional information.

                At the time that the Registration Statement and any post-effective amendments thereto became effective, on the date hereof, and at the Closing Time, the Registration Statement and any amendments and supplements thereto complied and will comply, in all material respects, with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, on the date hereof and at the Closing Time, included or will include an untrue statement of material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any amendment or supplement thereto, or the Prospectus made in reliance upon and in conformity with information furnished to the Offerors in writing by an Underwriter through A.G. Edwards expressly for use in the Registration Statement, any amendment or supplement thereto, or the Prospectus.

                Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereof, or filed pursuant to Rule 424 under the 1933 Act, complied or will comply when so filed in all material respects with the 1933 Act


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

        Regulations, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the 1933 Act Regulations.

                (ii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, at the time the Registration Statement and any amendments thereto became effective, at the time the Prospectus was issued, and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                (iii) EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus, or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                (iv) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations.

                (v) FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. The Company's ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred dividend requirements included in the Prospectus under the caption "Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Dividend Requirement" and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The financial information and statistical data set forth in the Prospectus under the captions "Selected Historical Consolidated Financial Data" and "Capitalization" present fairly the information shown therein and have been derived from the audited financial statements included in the Registration Statement.


                (vi) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement, any amendment thereto, and the Prospectus and except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries, considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or of the Trust, whether or not arising in the ordinary course of business (a

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        "Material Adverse Effect"), (B) there have been no material transactions entered into or material liabilities or obligations, direct or contingent, incurred by the Company or its subsidiaries, other than those contemplated by the Prospectus or in the ordinary course of business, and (C) except for regular dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and there has been no change in the capital stock of the Company or, except for borrowings under existing revolving credit agreements consistent with past practices and the accrual of interest on long-term debt of the Company's Employee Stock Ownership Plan that is guaranteed by WPSC, there has been no material change in the long-term debt of the Company.

                (vii) DUE INCORPORATION AND STATUS OF THE COMPANY. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Wisconsin with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company has not filed Articles of Dissolution with the Secretary of State of the State of Wisconsin, and no grounds exist for the Secretary of State of the State of Wisconsin to dissolve such corporation administratively pursuant to the provisions of the Wisconsin Business Corporation Law.

                (viii) DUE INCORPORATION AND GOOD STANDING OF THE COMPANY'S SUBSIDIARIES. Each of Wisconsin Public Service Corporation ("WPSC"), WPS Energy Services, Inc. ("ESI"), and WPS Power Development, Inc. ("PDI") has been duly incorporated and is validly existing as a corporation under the laws of the State of Wisconsin, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; neither WPSC, ESI, or PDI has filed Articles of Dissolution with the Secretary of State of the State of Wisconsin, and no grounds exist for the Secretary of State of Wisconsin to dissolve any of them administratively pursuant to the provisions of the Wisconsin Business Corporation Law; each of WPSC, ESI and PDI is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

                (ix) AUTHORIZATION OF STOCK OF THE COMPANY. All of the outstanding shares of capital stock of the Company have been duly and validly issued, are fully paid and non-assessable, and are not subject to the preemptive rights of any shareholder of the Company.

                (x) AUTHORIZATION AND OWNERSHIP OF STOCK OF SUBSIDIARIES. All of the issued and outstanding shares of common stock of WPSC, ESI and PDI have been duly and validly issued, are fully paid and non-assessable, and are owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of WPSC, ESI or PDI was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. Other than WPSC, ESI and PDI, the Company has no subsidiaries which, either individually or considered in the aggregate as a single subsidiary, constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                (xi) EXISTENCE AND GOOD STANDING OF THE TRUST. The Trust has been duly created and is validly existing as a statutory business trust in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in


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        the Prospectus and has conducted and will conduct no business other than the transactions contemplated by this Agreement and described in the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Declaration and described in the Prospectus and is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is duly qualified to transact business as a foreign corporation in good standing under the laws of each jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify would not have a Material Adverse Effect; the Trust is and, under current law, will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to GAAP; the Trust has no subsidiaries.

                (xii) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by each of the Offerors.

                (xiii) AUTHORIZATION OF THE DECLARATION. The Declaration has been duly authorized by the Company; each of the Administrative Trustees of the Trust is an employee of the Company or WPSC and has been duly authorized by the Company to execute and deliver the Declaration; at the Closing Time, the Declaration will have been duly executed and delivered by the Company and the Administrative Trustees, and assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, be a valid and binding obligation of the Company and the Administrative Trustees, enforceable against the Company and the Administrative Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Bankruptcy Exceptions"); the Declaration has been duly qualified under the 1939 Act; the Declaration conforms to all statements relating thereto contained in the Prospectus.

                (xiv) THE TRUST COMMON SECURITIES. The Trust Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company in accordance with the terms of the Declaration and against payment therefor as described in the Prospectus, will be validly issued undivided beneficial interests in the assets of the Trust; the issuance of the Trust Common Securities is not subject to preemptive or other similar rights; no holder of Trust Common Securities will be subject to personal liability by reason of being such a holder; at the Closing Time, all of the issued and outstanding Trust Common Securities will be directly owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; the Trust Common Securities conform to all statements relating thereto contained in the Prospectus.

                (xv) THE TRUST PREFERRED SECURITIES. The Trust Preferred Securities have been duly and validly authorized and, when issued and delivered pursuant to this Agreement against payment therefor as provided herein, will be validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Declaration; the issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights; holders of Trust Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for

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        profit incorporated under the General Corporation Law of the State of
        Delaware; the Trust Preferred Securities conform to all statements relating thereto contained in the Prospectus.

                (xvi) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized by the Company and, when validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the Indenture by the Debt Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Indenture has been duly qualified under the 1939 Act; and the Indenture conforms to all statements relating thereto contained in the Prospectus.

                (xvii) AUTHORIZATION OF THE SUBORDINATED DEBENTURES. The Subordinated Debentures have been duly authorized by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Subordinated Debentures are subordinate and junior in right of payment to all "senior indebtedness" (as defined in the Supplemental Indenture) of the Company; the Subordinated Debentures conform to all statements relating thereto contained in the Prospectus.

                (xviii) AUTHORIZATION OF GUARANTEE AGREEMENTS. Each of the Guarantee Agreements has been duly authorized by the Company and, when executed and delivered by the Company, and in the case of the Preferred Securities Guarantee Agreement, assuming due authorization, execution and delivery by the Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Preferred Securities Agreement has been duly qualified under the 1939 Act; the Company's obligations under the Preferred Securities Guarantee are subordinate and junior in right of payment to all liabilities of the Company and will be pari passu with the most senior preferred or preference stock of the Company and with any guarantees of the Company entered into with respect to any preferred or preference securities of an affiliate of the Company; each of the Guarantees and the Guarantee Agreements conform to the statements relating thereto contained in the Prospectus.

                (xix) ABSENCE OF DEFAULTS AND CONFLICTS BY THE COMPANY. Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any indenture, mortgage, joint venture agreement, deed of trust, loan or credit agreement, or other agreement or instrument to which the Company, or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, the "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; the issuance by the Company of the Subordinated Debentures and the Guarantees, the compliance by the Company with all of the provisions of this Agreement, the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds," the execution, delivery and performance by the Company of the Declaration, the Guarantees, the Indenture, and the Subordinated Debentures, the distribution by the Company of the Subordinated Debentures upon the liquidation of the Trust in the circumstances contemplated

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        by the Declaration and described in the Prospectus, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the Agreements or Instruments, nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

                (xx) ABSENCE OF CONFLICTS BY THE TRUST. The issuance and sale of the Trust Preferred Securities and the Trust Common Securities by the Trust, the compliance by the Trust with all of the provisions of this Agreement, the purchase of the Subordinated Debentures by the Trust from the Company, the distribution of the Subordinated Debentures upon the liquidation of the Trust in the circumstances contemplated by the Declaration and described in the Prospectus, and the consummation by the Trust of the transactions contemplated herein and in the Declaration will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the Declaration or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties.

                (xxi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Offerors of their obligations hereunder or in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act, the 1939 Act Regulations or state securities laws.

                (xxii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Trust, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect (other than as disclosed therein) or adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Offerors of their obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not, if adversely determined, result in a Material Adverse Effect. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Trust, threatened, against or affecting the Trust.

                (xxiii) INVESTMENT COMPANY ACT. Neither the Company nor the Trust is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity

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        "controlled"  by  an "investment company"  as  such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                (xxiv) LISTING OF THE TRUST PREFERRED SECURITIES. The Trust Preferred Securities have been approved for listing on the New York Stock Exchange.

                (xxv) PUBLIC UTILITY HOLDING COMPANY ACT COMPLIANCE. Except for the Company, no person or corporation which is a "holding company" or a "subsidiary of a holding company" within the meaning of such terms as defined in the Public Holding Company Act of 1935, as amended (the "1935 Act"), directly or indirectly owns, controls or holds with power to vote 10% or more of the outstanding voting securities of WPSC; the Company is exempt from all of the provisions of the 1935 Act except
        Section 9(a)(2); neither the Company nor WPSC is a registered holding company as defined in the 1935 Act.

                (xxvi) POSSESSION OF STATUTORY AUTHORITY AND FRANCHISES. Each of the Company, WPSC, ESI, and PDI has statutory authority, franchises, and consents free from burdensome restrictions and adequate for the conduct of the business in which it is engaged.

                (xxvii) RESTRICTIONS ON DIVIDENDS. The Prospectus accurately describes the most restrictive of the existing limitations on the payment of dividends by WPSC on the shares of common stock of WPSC held by the Company.

                (b) OFFICER AND TRUSTEE CERTIFICATES. Any certificate signed by any officer of the Company or any of its subsidiaries or by a Trustee of the Trust that is delivered to the Underwriters shall be deemed a representation and warranty by the Company or the Trust, as the case may be, to each Underwriter as to the matters stated therein.

        SECTION 2.      SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

                (a) PURCHASE PRICE. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to issue and sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price per Trust Preferred Security set forth in Schedule B, the number of Preferred Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in Schedule B), plus any additional number of Trust Preferred Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                (b) UNDERWRITERS' COMPENSATION. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Trust Preferred Securities will be used to purchase the Subordinated Debentures of the Company, the Company hereby agrees to pay at Closing Time to A.G. Edwards, for the accounts of the several Underwriters, a commission per Trust Preferred Security set forth in Schedule B for the Preferred Securities to be delivered by the Trust hereunder at Closing Time.

                (c)  PAYMENT.   The Trust Preferred Securities to be purchased
by each Underwriter hereunder will be represented by a global certificate or certificates in book entry form which will be deposited by or on behalf of the Trust with The Depository Trust Company ("DTC") or its designated nominee and registered in the name of Cede & Co., as nominee of DTC. The Trust will deliver the Trust Preferred Securities to A.G. Edwards, for the account of each Underwriter, against payment by and behalf of such Underwriter of the purchase price therefor, by causing DTC to credit the Trust Preferred Securities to the account of A.G. Edwards at DTC. Payment of the purchase price shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust. It is understood that each Underwriter has authorized A.G. Edwards, for its account, to accept delivery of, issue receipt for, and make payment of the purchase price for, the Trust Preferred Securities which it has agreed to purchase. Such delivery and payment shall be made at the offices of Foley & Lardner, 777
East Wisconsin Avenue, Milwaukee, Wisconsin 53202 or at such other place as shall be agreed upon by the Company, the Trust and the Underwriters, at 9:00 A.M. (central time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters, the Company, and the Trust (such time and date of payment and delivery being herein called the "Closing Time").

        At Closing Time the Company will pay, or cause to be paid, the commission payable at such time under this Section 2 to a bank account designated by A.G. Edwards, on behalf of the Underwriters, by wire transfer of immediately available funds.

        SECTION 3. COVENANTS OF THE OFFERORS. Each of the Offerors jointly and severally covenants with each Underwriter as follows;

                (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Offerors, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify A.G. Edwards immediately, on behalf of the Underwriters, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Offerors will promptly effect the filings necessary pursuant to Rule 424 (b) and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, they will promptly file such prospectus. The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                (b) FILING OF AMENDMENTS. The Offerors will give the Underwriters notice of their intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

                (c) DELIVERY OF REGISTRATION STATEMENTS. The Offerors have furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, such number of signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                (d) DELIVERY OF PROSPECTUSES. The Offerors will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Offerors will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Offerors, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Offerors will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Offerors will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                (f) BLUE SKY QUALIFICATIONS. The Offerors will use their reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Trust Preferred Securities; provided, however, that neither the Company nor the Trust shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified.

                (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to their respective securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                (h) USE OF PROCEEDS. The Trust will use the proceeds received by it from the sale of the Trust Securities in the manner specified in the Prospectus under "Use of Proceeds." The Company will use the proceeds received by it from the sale of the Subordinated Debentures in the manner specified in the Prospectus under "Use of Proceeds."

                (i) RESTRICTION ON SALE OF SECURITIES. During a period of 30 days from the date of the Prospectus, neither the Trust nor the Company will, without the prior written consent of A.G. Edwards, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Trust Preferred Securities, any security convertible into or exchangeable into or exercisable for Trust Preferred Securities or the Subordinated Debentures or any subordinated debt securities substantially similar to the Subordinated Debentures or equity securities substantially similar to the Trust Preferred Securities (except for the Subordinated Debentures and the Trust Preferred Securities issued pursuant to this Agreement).

                (j) EXISTENCE AND GOOD STANDING OF THE TRUST. So long as any Trust Preferred Securities are outstanding, the Trust will continue its existence in good standing as a business trust under the Delaware Act with power and authority to own property and conduct its business as described in the Prospectus, and the Trust will remain duly qualified to transact business as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify would not have a Material Adverse Effect on the Trust.

                (k) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                (l) ISSUANCE OF GUARANTEE AND SUBORDINATED DEBENTURES. The Company shall issue the Guarantees and the Subordinated Debentures concurrently with the issuance and sale of the Trust Preferred Securities as contemplated herein.

                (m) LISTING OF SUBORDINATED DEBENTURES. The Offerors will file all documents and notices and take such further actions as may be required to continue to list the Trust Preferred Securities on the New York Stock Exchange. If the Trust Preferred Securities are exchanged for Subordinated Debentures, the Company will use its best efforts to effect the listing of the Subordinated Debentures on the New York Stock Exchange.

        SECTION 4. PAYMENT OF EXPENSES. (a) EXPENSES. The Company will pay all expenses incident to the performance of each Offeror's obligations under this Agreement, including, but not limited to, (i) the preparation, reproduction and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, reproduction, and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Trust Preferred Securities to the Underwriters, the Trust Common Securities to the Company, and the Subordinated Debentures to the Trust, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance, or delivery of the Securities, (iv) the fees and disbursements of the Trust's counsel, accountants and other advisors, (v) any fees charged by Standard & Poor's Ratings Services ("S&P") or Moody's Investors Services, Inc. ("Moody's") (each, a "Rating Agency") for rating the Trust Preferred Securities,

(vi) all fees and expenses in connection with the listing of the Trust Preferred Securities and, if applicable, the Subordinated Debentures, on the New York Stock Exchange, (vii) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (viii) the printing and delivery to the Underwriters of copies of each preliminary prospectus, the Prospectus, and any amendments or supplements thereto, (ix) the preparation, reproduction and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (x) the fees and expenses of any transfer agent or registrar for the Securities,(xi) the fees and expenses of the Debt Trustee, including the fees and reimbursements of counsel for the Debt Trustee in connection with the Indenture and the Subordinated Debentures, (xii) the fees and expenses of the Property Trustee and the Guarantee Trustee, including the fees and disbursements of counsel for the Property Trustee in connection with the Declaration and the Certificate of Trust, and (xiii) the cost of qualifying the Trust Preferred Securities with The Depository Trust Company.

                (b)     TERMINATION  OF AGREEMENT.    If this Agreement is
terminated by the Underwriters in accordance with the provisions of Section 5 or
Section 10(b) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

        SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary or of any Trustee of the Trust delivered pursuant to the provisions hereof, to the performance by the Offerors of their covenants and other obligations hereunder, and to the following further conditions:

                (a)     EFFECTIVENESS OF REGISTRATION STATEMENT.   The
Prospectus shall have been filed with the Commission pursuant to Rule 424(b) and Rule 430A(a)(3), if applicable, within the applicable time period prescribed for such filing by the 1933 Act Regulations, and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

                (b) OPINION OF COUNSEL FOR OFFERORS. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Foley & Lardner, counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto.

                (c) OPINION OF SPECIAL DELAWARE COUNSEL FOR OFFERORS. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Richards, Layton & Finger, P.A., special Delaware counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto.

                (d) OPINION OF COUNSEL FOR TRUSTEES. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Bingham Dana LLP, counsel for the Property Trustee, the Debt Trustee, and the Guarantee Trustee, and Richards, Layton & Finger, P.A., counsel for the Delaware Trustee, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit C and Exhibit D, respectively.

                (e) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Schiff Hardin & Waite, counsel for the Underwriters, with respect to the validity of the Trust Preferred Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request (it being understood that such counsel may rely as to all matters of Wisconsin law and legal conclusions based thereon upon the opinion of counsel for the Company referred to in Section 5(b) and to all matters of Delaware law and legal conclusions based thereon upon the opinion of counsel referred to in Section 5(c) hereof). Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries, and of Trustees of the Trust, and certificates of public officials.

                (f) OFFICER AND TRUSTEE CERTIFICATES. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received certificates of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties in
Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated by the Commission.

                (g) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Underwriters shall have received from Arthur Andersen LLP a letter, dated as of the date hereof, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

                (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable 1933 Act Regulations;

                (ii) in their opinion, the audited consolidated financial statements and financial statement schedule(s) incorporated by reference in the Registration Statement and the Prospectus and included in the Form 10-K comply as to form in all material respects with the applicable accounting requirements of the Act, the 1933 Act Regulations, the 1934 Act and the applicable 1934 Act Regulations;

                (iii) on the basis of (A) the performance of procedures specified by the American Institute of Public Accountants for a review of interim financial information as described in Statement on Auditing Standards No. 71, Interim Financial Information, on the unaudited consolidated balance sheets, the unaudited consolidated statements of income and retained earnings, and the unaudited consolidated statements of cash flows, of the Company and its subsidiaries included in the Company and WPSC's quarterly reports on Form 10-Q filed with the Commission under Section 13 of the 1934 Act (the "Form 10-Q's) subsequent to the Form 10-K, (B) a reading of the latest available unaudited financial statements of the Company and its subsidiaries, (C) a reading of the minutes of the Annual Meeting of Shareholders and the latest minutes of meetings of the Board of Directors of the Company as set forth in the minute books for the current year, and (D) inquiries of the officers of the Company who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with GAAP and would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Arthur Andersen LLP makes no representation as to the sufficiency of such procedures for the purposes of the several Underwriters), nothing has come to their attention which caused them to believe that (1) any material modifications should be made to the unaudited consolidated financial statements included in the Form 10-Q's for them to be in conformity with GAAP; (2) the unaudited consolidated financial statements included in the Form 10-Q's do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations, as they apply to Form 10-Q, or (3) at the date of the latest available consolidated financial statements and at a specified date not more than three business days prior to the date of such letter, there was any change in the consolidated capital stock or increase in the consolidated long-term debt of the Company and its subsidiaries or any decrease in the consolidated net assets or shareholders' equity of the Company, in each case as compared with the amounts shown in the most recent consolidated balance sheet of the Company incorporated by reference into the Registration Statement and the Prospectus or, during the period from the date of such balance sheet to a specified date not more than three business days prior to the date of such letter, upon inquiries of the appropriate officers of the Company, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues, consolidated net income or earnings per share, except in each case as set forth in or contemplated by the Registration Statement and the Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Underwriters and the Company; and

                (iv) In addition to the audits referred to in their report appearing in the Form 10-K incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages, and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Underwriters, and have found such amounts, percentages, and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

        (h) BRING-DOWN COMFORT LETTER. At Closing Time, the Underwriters shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three calendar days prior to Closing Time.

        (i) MAINTENANCE OF RATINGS. At Closing Time, the Trust Preferred Securities shall be rated at least ______ by S&P and ______ by Moody's; and the Company shall have delivered to the Underwriters a letter, dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Trust Preferred Securities have such ratings; since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Trust Preferred Securities or any of the other securities of the Company or WPSC by S&P or Moody's, and neither S&P or Moody's shall have publicly announced that it has under surveillance or review its rating of the Trust Preferred Securities or any of the Company's or WPSC's securities.

        (j) EXECUTION OF AGREEMENTS. The Declaration, the Preferred Securities Guarantee and the Indenture shall have been executed and delivered, in each case in a form reasonably satisfactory to the Underwriters.

        (k) APPROVAL OF LISTING. The Trust Preferred Securities shall have been duly listed, subject to official notice of issuance, on the New York Stock Exchange.

        (l) ADDITIONAL DOCUMENTS. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and their counsel.

                If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by A.G. Edwards, on behalf of the Underwriters, by notice to the Offerors at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6.      INDEMNIFICATION

        (a) INDEMNIFICATION OF UNDERWRITERS. The Offerors jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Trust and the Company; and

                (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by A.G. Edwards) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, at the time that such expense is incurred, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through A.G. Edwards expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, liability, claim, damage or expenses purchased Securities, or any person controlling such Underwriter, if the Offerors sustain the burden of proving that a copy of the Prospectus (as then amended or supplemented if the Company or the Trust shall have furnished any such amendments or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein), was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, but excluding documents incorporated or deemed to be incorporated by reference therein) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, it being understood that this proviso shall have no application if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.

        (b) INDEMNIFICATION OF COMPANY, TRUST, OFFICERS, DIRECTORS AND TRUSTEES. Each Underwriter severally agrees to indemnify and hold harmless the Trust, each of the Trustees of the Trust, the Company, the Company's directors, each of the Company's officers who signed the Registration Statement, and each person, if any, who controls the Trust or the Company within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through A.G. Edwards expressly for use in the Registration Statement (or any amendment thereto) or in such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c)     ACTIONS AGAINST PARTIES; NOTIFICATION.   Each indemnified party
shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section
6(a) above, counsel to the indemnified parties shall be selected by A.G. Edwards, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company, in each case reasonably acceptable to the indemnifying party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        SECTION 7.      CONTRIBUTION. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Offerors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Offerors on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and Trust and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

        The relative fault of the Offerors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Trustee of the Trust, and each person, if any, who controls the Company or the Trust, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Trust. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Trust Preferred Securities set forth opposite their respective names in Schedule A hereto and not joint.

        SECTION 8.      REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY.
All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or in certificates of Trustees of the Trust submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Trust, and shall survive delivery of the Trust Preferred Securities to the Underwriters.

        SECTION 9.      TERMINATION OF AGREEMENT

        (a) TERMINATION; GENERAL. The Underwriters may terminate this Agreement, by notice to the Offerors, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or the Trust, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Trust Preferred Securities or to enforce contracts for the sale of the Trust Preferred Securities, or (iii) if trading in any securities of the Company or the Trust has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

        (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 10.     DEFAULT BY ONE OR MORE UNDERWRITERS.   If one or more of
the Underwriters shall fail at Closing Time to purchase the Trust Preferred Securities (other than for some reason to justify, in accordance with the provisions hereof, the cancellation or termination of its or their obligations hereunder) which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), A.G. Edwards shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, A.G. Edwards shall not have completed such arrangements within such 24-hour period, then:

        (a) if the number of Defaulted Securities does not exceed 10% of the number of Trust Preferred Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

        (b) if the number of Defaulted Securities exceeds 10% of the number of Trust Preferred Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement, either A.G. Edwards or the Offerors shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

        SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to A.G. Edwards at One North Jefferson Avenue, St. Louis, Missouri 63103 , attention Robert P. Barnidge, and notices to the Trust and the Company shall be directed to them at 700 North Adams Street, P. O. Box 19001, Green Bay, Wisconsin 54307, attention Ralph G. Baeten.

        SECTION 12. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Trust, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Trust, and their respective successors and the controlling persons and officers, directors and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, and the Trust, and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
 SPECIFIED TIMES OF DAY REFER TO CENTRAL TIME.

        SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Trust in accordance with its terms.

                                                Very truly yours,

                                                WPS RESOURCES CORPORATION



                                                By:
                                                   ---------------------------
                                                Name:
                                                Title:

                                                WPSR CAPITAL TRUST I
                                                By:  WPS Resources Corporation,
                                                        as sponsor



                                                By:
                                                   ---------------------------
                                                Name:
                                                Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:

A.G. EDWARDS & SONS, INC.
ROBERT W. BAIRD & CO. INCORPORATED
LEGG MASON WOOD WALKER, INCORPORATED

By:     A.G. EDWARDS & SONS, INC.



By:
     ------------------------------
        Authorized Signatory

                                      SCHEDULE A

                                 List of Underwriters

                                                             Number of Trust
Name of Underwriter                                      Preferred Securities
-------------------                                      --------------------

A. G. Edwards & Sons, Inc. . . . . . . . . . . . . . . . . . . . . . . . . .

Robert W. Baird & Co. Incorporated . . . . . . . . . . . . . . . . . . . . .

Legg Mason Wood Walker, Incorporated . . . . . . . . . . . . . . . . . . . .

Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2,000,000

                                     SCHEDULE B

                                Pricing Information

                             WPS Resources Corporation.

                                WPSR Capital Trust I

                                     2,000,000

                         ______% Trust Preferred Securities

        1. The initial public offering price per security for the Trust Preferred Securities, determined as provided in Section 2, shall be $__________

        2. The purchase price per security for the Trust Preferred Securities to be paid by the several Underwriters shall be $__________.

                                      EXHIBIT A

                         Form of Opinion of Offerors' Counsel
                      (To Be Delivered pursuant to Section 5(b))


        (i) The Company, WPSC, ESI and PDI have each been duly incorporated and are validly existing and in active status as corporations under the laws of the State of Wisconsin with power and authority (corporate and other) to own their properties and conduct their present businesses as described in the Prospectus. To the best of such counsel's knowledge and information, each of the Company and WPSC is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. The Company has corporate power to enter into and perform its obligations under the Underwriting Agreement.

        (ii) All of the issued and outstanding common stock of the Company, WPSC, ESI and PDI has been duly and validly issued and is fully paid and non-assessable, except with respect to wage claims of employees of the Company as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as such statutory provision has been judicially interpreted. The Company is the record owner of all of the issued and outstanding common stock of WPSC, ESI, and PDI.

        (iii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Trust.

        (iv) The Declaration has been duly authorized, executed and delivered by the Company and the Administrative Trustees, and constitutes a valid and binding obligation of the Company and each of the Administrative Trustees, enforceable against the Company and each of the Administrative Trustees in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions; the Declaration conforms as to legal matters to the description thereof in the Prospectus; the Declaration has been duly qualified under the 1939 Act.

        (v) The Trust Common Securities have been duly authorized and, when issued, delivered and paid for in accordance with the Declaration and as described in the Prospectus, will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the issuance of the Trust Common Securities is not subject to preemptive or other similar rights; the Trust Common Securities conform as to legal matters to the description thereof in the Prospectus.

        (vi) The Trust Preferred Securities have been duly authorized, and when issued, delivered and paid for by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the issuance of the Trust Preferred Securities is not subject to preemptive or other similar rights; the Trust Preferred Securities conform as to legal matters to the descriptions thereof in the Prospectus.

        (vii) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions; the Indenture has been duly qualified under the 1939 Act; the Indenture conforms as to legal matters to the description thereof in the Prospectus.

        (viii) The Subordinated Debentures have been duly authorized, executed and delivered by the Company, and when authenticated by the Trustee in the manner provided in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions; the Subordinated Debentures conform as to legal matters to the description thereof in the Prospectus.

        (ix) Each of the Guarantee Agreements has been duly authorized, executed and delivered, and the Preferred Securities Guarantee Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Bankruptcy Exceptions; the Preferred Securities Guarantee Agreement has been duly qualified under the 1939 Act; the Guarantees and the Guarantee Agreements conform as to legal matters to the descriptions thereof in the Prospectus.

        (x) Neither the Company nor the Trust is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

        (xi) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424
(b); and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

        (xii) The Registration Statement, the Prospectus, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included or incorporated by reference therein as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations.

        (xiii) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included or incorporated by reference therein as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

        (xiv) All descriptions in the Registration Statement of contracts and other documents to which the Company, its subsidiaries, or the Trust are a party are accurate in all material respects; to the best of such counsel's knowledge and information, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof are correct in all material respects.

        (xv) Such counsel's opinion set forth under "United States Federal Income Taxation" is confirmed.

        (xvi) To the best of such counsel's knowledge and information, (a) neither the Company, WPSC, ESI or PDI is in violation of its charter or by-laws, the Trust is not in violation of the Declaration, and (b) neither the Company, WPSC, ESI, PDI or the Trust has defaulted in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement, which defaults remain uncured and are, in the aggregate, material to the Company and its subsidiaries considered as one enterprise, or to the Trust.

        (xvii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority (other than under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement, the offering, issuance, sale or delivery of the Securities, the issuance and sale of the Trust Common Securities, or the performance by the Company and the Trust of their respective obligations pursuant to the Underwriting Agreement.

        (xviii) To the best of such counsel's knowledge and other than set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company or the Trust of their respective obligations thereunder and, to the best of knowledge of such counsel, no such proceedings are overtly threatened by governmental authorities or others.

        (xix) The execution, delivery and performance of the Underwriting Agreement, the Declaration, the Indenture, and the Guarantee Agreements, the consummation by the Company and the Trust of the transactions contemplated thereby and in the Registration Statement (including the issuance and sale of the Securities), the filing of the Certificate of Trust with the Secretary of State of the State of Delaware, and compliance by the Company and the Trust with the terms of the foregoing do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries or the Trust pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument known to such counsel to which the Company or any of its subsidiaries or the Trust is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries or the Trust is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or the Declaration, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality, or court (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion) (except for the indemnification provisions which may be unenforceable as against public policy under certain circumstances), having jurisdiction over the Company or any of its subsidiaries or the Trust or any of their respective properties, assets or operations.

        (xx) Each of the Company, WPSC, ESI, and PDI has statutory authority, franchises, and consents free from burdensome restrictions and adequate for the conduct of the business in which it is engaged as of the date hereof, as described in the Prospectus, except to the extent that the absence of such statutory authority or the failure to obtain such franchises or consents would not have a Material Adverse Effect on the Company and its subsidiaries, considered as one enterprise.

                Such counsel should also state, in its opinion, that nothing has come to its attention that leads it to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein, as to which such counsel need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein, as to which such counsel need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                In rendering such opinion, such counsel (A) may rely, as to matters of Delaware law relating to the Trust, the Trust Securities and the Declaration, upon the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the Trust, which shall be delivered in accordance with Section 5(c) of the Underwriting Agreement, (B) may assume, as to matters of New York law relating to the Indenture, the Subordinated Debentures, the Guarantee Agreements, and the Underwriting Agreement, that New York law does not differ from Wisconsin law in any material respect and may appropriately qualify its opinion with respect to the enforceability of the choice of law provisions, and (C) may rely, as to matters of fact (but not as to legal conclusions), to the extent it deems proper, on certificates of responsible officers of the Company, the Trustees and public officials.

                                     EXHIBIT B


     Form of Opinion of Special Delaware Counsel for the Company and the Trust
                     (To Be Delivered pursuant to Section 5(c))

        (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

        (ii) Under the Delaware Act and the Declaration, the Trust has the trust power and authority to own property and conduct its business, all as described in the Prospectus.

        (iii) Under the Delaware Act and the Declaration, the Trust has the trust power and authority to (a) execute and deliver, and to perform its obligations under the Underwriting Agreement, (b) to issue and perform its obligations under the Trust Securities and (c) to purchase and hold the Subordinated Debentures.

        (iv) Under the Delaware Act and the Declaration, the execution and delivery by the Trust of the Underwriting Agreement and the performance by the Trust of its obligations thereunder have been duly authorized by all necessary trust action on the part of the Trust.

        (v) The Declaration constitutes a valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms, subject to the effect upon enforceability of the Declaration of (i) applicable bankruptcy, insolvency, reorganization, liquidation, moratorium, receivership, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

        (vi) The Trust Preferred Securities have been duly authorized by the Declaration, and when issued, delivered and paid for by the Underwriters pursuant to the Underwriting Agreement will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the holders of the Trust Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that such counsel may note that holders of Trust Preferred Securities will be required to make certain payments described in the Declaration; under the Delaware Act, the certificate attached to the Declaration as Exhibit A-l is an appropriate form of certificate to evidence ownership of the Trust Preferred Securities.

        (vii) The Trust Common Securities have been duly authorized by the Declaration and, when issued, delivered and paid for in accordance with the Declaration and as described in the Prospectus, will be validly issued and fully paid undivided beneficial interests in the assets of the Trust.

        (viii) Under the Delaware Act and the Declaration, the issuance of the Trust Securities is not subject to preemptive or other similar rights.

        (ix) The issuance and sale by the Trust of the Trust Securities, the purchase by the Trust of the Subordinated Debentures, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated thereby and the compliance by the Trust with its obligations thereunder do not violate (i) any of the provisions of the Certificate of Trust or the Declaration or (ii) any applicable Delaware law or administrative regulation.

                                  EXHIBIT C

                  Form of Opinion of Counsel for Property Trustee
                         Guarantee Trustee and Debt Trustee
                     (To Be Delivered pursuant to Section 5(e))

        (i) State Street Bank and Trust Company is a trust company, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration, the Guarantee Agreements and the Indenture.

        (ii) The execution, delivery and performance by the Property Trustee of the Declaration, the execution, delivery and performance by the Guarantee Trustee of the Guarantee Agreements and the execution, delivery and performance by the Debt Trustee of the Indenture have been duly authorized by all necessary corporate action on the part of the Property Trustee, the Guarantee Trustee and the Debt Trustee, respectively. The Declaration, the Guarantee Agreements and the Indenture have been duly executed and delivered by the Property Trustee, the Guarantee Trustee and the Debt Trustee, respectively, and the Declaration, the Guarantee Agreements and the Indenture constitute legal, valid and binding obligations of the Property Trustee, the Guarantee Trustee, and the Indenture Trustee, respectively, enforceable against the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, in accordance with its terms, subject in each case to (i) applicable bankruptcy, insolvency, reorganization, liquidation, moratorium, receivership, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) considerations of public policy or the effect of applicable law relating to fiduciary duties.

        (iii) The execution, delivery and performance of the Declaration, the Guarantee Agreement and the Indenture by the Property Trustee, the Guarantee Trustee and the Debt Trustee, respectively, do not conflict with or constitute a breach of the charter or bylaws of the Property Trustee, the Guarantee Trustee or the Debt Trustee, respectively, or, to the best of such counsel's knowledge, without independent investigation, the terms of any indenture or other agreement or instrument to which the Property
Trustee, the Guarantee Trustee or the Debt Trustee, respectively, is a party or is bound or any judgment, order or decree to be applicable to the Property Trustee, the Guarantee Trustee or the Debt Trustee, respectively, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Property Trustee, the Guarantee Trustee or the Debt Trustee, respectively.

        (iv) No consent, approval or authorization of, or registration with or notice to, any federal or Massachusetts banking authority is required for the execution, delivery or performance by the Property Trustee, the Guarantee Trustee or the Debt Trustee of the Declaration, the Guarantee Agreements or the Indenture, respectively.


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


                                      EXHIBIT D

                   Form of Opinion of Counsel for Delaware Trustee
                      (To Be Delivered pursuant to Section 5(e))

        (i) First Union Trust Company, National Association, is a national banking association, with trust powers, with its principal place of business in the State of Delaware, and is duly incorporated, validly existing and in good standing under the laws of the United States with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration.

        (ii) The execution, delivery and performance by the Delaware Trustee of the Declaration have been duly authorized by all necessary corporate action on the part of the Delaware Trustee. The Declaration has been duly executed and delivered by the Delaware Trustee and constitutes the legal, valid and binding obligation of the Delaware Trustee, enforceable against the Delaware Trustee in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, liquidation, moratorium, receivership, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally,
(ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

        (iii) The execution, delivery and performance of the Declaration do not conflict with or constitute a breach of the charter or bylaws of the Delaware Trustee or, to the best of such counsel's knowledge, without independent investigation, the terms of any indenture or other agreement or instrument to which the Delaware Trustee is a party or is bound or, to the best of such counsel's knowledge, without independent investigation, any judgment, order or decree applicable to the Delaware Trustee of any court, regulatory body, administrative agency, governmental body or arbitrator of the State of Delaware having jurisdiction over the banking and trust powers of the Delaware Trustee.

        (iv) No consent, approval or authorization of, or registration with or notice to, any federal or Delaware banking authority is required for the execution, delivery or performance of the Declaration by the Delaware Trustee, other than the filing of the Certificate of Trust with the Delaware Secretary of State.




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